Exhibit 10.1

SUBORDINATION AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is made as of the 15th day of January, 2021, by and among (i) OAKTREE FUND ADMINISTRATION, LLC, a Delaware limited liability company, as the Administrative Agent and collateral agent on behalf of the Lenders, “Agent”); (ii) ASHFORD INC., a Nevada corporation (“AINC”), (iii) ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited liability company (together with AINC, “Advisor”), (iv) Ashford Hospitality Trust, Inc., a Maryland corporation (“Parent”), (v) Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Borrower”), (vi) Ashford TRS Corporation, a Delaware corporation (“TRS” and, collectively with Parent, Borrower, and any other Affiliate of a Borrower Party that is or becomes party to an AINC Agreement (as defined below), the “Borrower Parties”)), (vii) Remington Lodging & Hospitality, LLC, a Delaware limited liability company (“Remington”), (viii) Premier Project Management, LLC, a Maryland limited liability company (“Premier”) and (ix) LISMORE CAPITAL II LLC, a Delaware limited liability company (“Lismore” and, collectively with Advisor, Remington, Premier, and any other Affiliate of an AINC Party that is or becomes party to an AINC Agreement, the “AINC Parties”). For purposes of this Agreement, the term “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and “Controlled” has a meaning correlative thereto; provided that Advisor shall not Control or be deemed to Control Borrower or Parent by reason of the Advisory Agreement.

RECITALS:

A.      This Agreement is being made pursuant to the terms of that certain Credit Agreement, dated as of January 15, 2021 (the “Credit Agreement”), by and among Parent, Borrower, Agent and the lenders party thereto from time to time (the “Lenders”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.       Advisor, Parent, Borrower and TRS are parties to the Advisory Agreement.

C.       Parent, Borrower, TRS and certain of their Affiliates and Remington and certain of its Affiliates are parties to the Remington Management Agreement.

D.       Parent, Borrower, TRS and certain of their Affiliates and Premier are parties to the Premier Project Management Agreement.

E.       Parent and Lismore are parties to the Lismore Contract.

F.       Borrower, Parent and certain of its Affiliates and AINC and certain of its Affiliates are parties to, or may hereafter become parties to in accordance with the Credit Agreement, additional agreements for the provision of goods and services (such agreements, together with the Advisory Agreement, the Remington Management Agreement, the Premier Project Management Agreement and the Lismore Contract, the “AINC Agreements”).

G.       The Lenders require as a condition to the making of the Loans that the AINC Parties subordinate their respective interests in the AINC Agreements to the Obligations under the Credit Agreement, subject to the terms and conditions contained herein.

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1.       Subordination of AINC Agreements. Subject to Section 4, all payments on account of any fees, indebtedness, liabilities, or other obligations of any Borrower Party under the AINC Agreements to the extent not permitted to be paid pursuant to Section 7.17 of the Credit Agreement (the “Subordinated Obligations”) shall be subordinate, inferior and junior, in right of payment and exercise of remedies, to the payment in full in cash of the Obligations under the Credit Agreement (the “Senior Obligations”). The provisions of Section 7.17 of the Credit Agreement are hereby incorporated by reference as though fully set forth herein.

2.       Subordination Upon Any Distribution of Assets. Subject to Section 4, as to each AINC Party, in the event of any payment or distribution of assets of any Borrower Party of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such Borrower Party or its property, whether voluntary or involuntary, or in an Insolvency Proceeding, or upon any other marshaling or composition of the assets and liabilities of such Borrower Party, or otherwise (such events, collectively, “Insolvency Events”): (a) all amounts then due and payable on account of the Senior Obligations (other than contingent indemnification obligations) shall first be paid in full in cash before any payment, reduction, or discharge of Subordinated Obligations, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Obligations, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Obligations (any such payment, a “Subordinated Obligations Payment”) is made; and (b) to the extent permitted by applicable law, any Subordinated Obligations Payment to which the AINC Parties would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Agent (or its designee) for the benefit of the Agent and the Lenders for application to the payment of the Senior Obligations in accordance with clause (a), after giving effect to any concurrent payment or distribution or provision therefor to the Agent and the Lenders in respect of such Senior Obligations.

3.       Subordination of Remedies. As long as any Senior Obligations shall remain outstanding and unpaid, no AINC Party shall, without the prior written consent of the Agent:

(a)      accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Obligations or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Borrower Party owing to such AINC Party in respect of such obligations;

(b)      exercise any rights under or with respect to guaranties of the Subordinated Obligations or in respect of any collateral securing the Subordinated Obligations, if any;

(c)      exercise any rights to set-offs or counterclaims in respect of any indebtedness, liabilities, or obligations of such Borrower Party to such AINC Party against any of the Subordinated Obligations; or

(d)      commence, or cause to be commenced, or join with any creditor other than the Agent and the Lenders in commencing, any Insolvency Proceeding or receivership proceeding against any Borrower Party.

4.       Termination. At such time as the Senior Obligations are paid in full (other than contingent indemnification obligations), this Agreement and all of Agent’s right, title and interest hereunder shall automatically terminate.

5.        Non-Disturbance of AINC Agreements.

(a)      Foreclosure Proceedings. Neither Agent nor any successor in interest to Agent will name any AINC Parties as a party in any Foreclosure action or proceeding unless such joinder is necessary to foreclose the lien of the Pledge Agreement or Security Agreement, but only to foreclose the related lien and not to terminate any AINC Agreements. For purposes of the foregoing, “Foreclosure” means any exercise of the remedies available to Agent under the Loan Documents following an Event of Default, which results in a transfer of title to, or direct or indirect possession or control of, Parent, Borrower or any property owned by Parent or Borrower (whether directly or indirectly), or the Pledged Equity pledged to Agent pursuant to the Pledge Agreement. The term “Foreclosure” includes: (i) a transfer by judicial or non-judicial foreclosure; (ii) a transfer by deed or assignment in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession or control of the applicable real property; (iv) a transfer of either ownership or control of Parent or Borrower, direct or indirect in either case, by exercise of a pledge or otherwise; (v) a transfer resulting from an order entered in any bankruptcy proceeding or a transfer approved by a court in such a proceeding (including, but not limited to, a sale pursuant to Section 363 or Section 1123(a)(5) of the U.S. Bankruptcy Code) (an “Insolvency Proceeding”); or (vi) a transfer through any similar judicial or non-judicial exercise of the remedies held by the holder of the Pledge Agreement.

(b)      Assumption of AINC Agreements. In the event of an Event of Default or Foreclosure, (i) Agent and its successors and assigns will recognize the rights of AINC Parties under the AINC Agreements; (ii) Agent will not terminate the AINC Agreements or disturb AINC Parties in its or their rights under the AINC Agreements (in each case except as contemplated therein); and (iii) any party acquiring the property of Parent, Borrower, TRS or any applicable Affiliates thereof pursuant to a Foreclosure will assume, or ratify, all obligations of Parent, Borrower, TRS or such Affiliates (as applicable) under the applicable AINC Agreements that arise after such date (other than obligations arising under amendments or modifications to the AINC Agreements that are expressly prohibited by the Credit Agreement) and (from and after such date) the AINC Parties shall look only to the estate and interest, if any, of such party in such property for the satisfaction of any remedies of the AINC Parties under the applicable AINC Agreements. Except as otherwise expressly provided herein, the Agent and the Lenders shall not have any duty, liability or obligation to any of the AINC Parties under or in respect of any of the AINC Agreements.

(c)      No Change in Control. Each of the parties hereto agree that neither (i) the exercise of Agent’s remedies under the Loan Documents (including obtaining title to the Pledged Equity pursuant to the Pledge Agreement) nor (ii) the receipt by any Lender of any Warrants or Common Stock pursuant to the Credit Agreement, shall constitute a “Company Change of Control” (as defined in the Advisory Agreement) or any similar terms contained in any other AINC Agreements, and no party hereto shall be entitled to terminate the Advisory Agreement on account of the same.

(d)      Execution of New Advisory Agreement. If, at the time the Agent or any Lender acquires title to, or possession or control of, any property owned by Parent or Borrower (whether directly or indirectly), or the Pledged Equity pledged to Agent pursuant to the Pledge Agreement, any AINC Agreement has been terminated due to a court ruling in any Insolvency Proceeding, then promptly upon an AINC Party’s request, such AINC Party and the Agent or such Lender, as applicable, shall enter into a new agreement on the same terms and conditions as the terminated AINC Agreement (the “New AINC Agreement”), which New AINC Agreement will end on the date the term of the terminated AINC Agreement would have expired, subject to applicable extension rights, but for such termination or loss of right.

6.       GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

7.       Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Credit Agreement, except that notices to any AINC Party shall be addressed as follows:

c/o Ashford Inc.
14185 Dallas Parkway, STE 1100
Dallas, Texas 75254
Attention: Jeremy Welter and Robert Haiman
Email: jwelter@ashfordinc.com and rhaiman@ashfordinc.com
Telephone: (972) 778-9252 and (972) 778-9312
Fax: (972) 490-9605 and (972) 392-1929

with a copy to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281

Attn: Richard M. Brand;
         Gregory P. Patti, Jr.

8.       No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of AINC Parties, Parent, Borrower, TRS, Agent or any Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9.       Liability. This Agreement shall be binding upon and inure to the benefit of AINC Parties, Parent, Borrower, TRS and Agent and their respective successors and assigns forever. Each of the Lenders is an express third-party beneficiary of this Agreement.

10.     Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, (i) the validity, legality and enforceability of the remaining terms, covenants and conditions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable term, covenant or condition with a valid, legal and unenforceable term, covenant or condition the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable term, covenant or condition.

11.      Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

12.      Additional Parties. In the event that additional AINC Parties or additional Borrower Parties become party to AINC Agreements, the AINC Parties and/or the Borrower Parties, as applicable, party to this Agreement at such time agree reasonably promptly to cause such additional AINC Parties and/or Borrower Parties, as applicable, to become party to and agree to be bound by this Agreement pursuant to joinder documentation reasonably acceptable to the Agent.

13.      Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

14.      Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

PARENT:

ASHFORD HOSPITALITY TRUST, INC., a Maryland corporation

By:	/s/ J. Robison Hays III
Name: J. Robison Hays III
Title: CEO

BORROWER:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

By: Ashford OP General Partner LLC, a Delaware limited liability company, its general partner

By:	/s/ J. Robison Hays III
Name: J. Robison Hays III
Title: CEO

TRS:

ASHFORD TRS CORPORATION, a Delaware corporation

By:	/s/ Deric Eubanks
Name: Deric Eubanks
Title: President

ADVISOR:

ASHFORD INC., a Delaware corporation

By:	/s/ Jeremy Welter
Name: Jeremy Welter
Title: President

ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited liability company

By:	/s/ Jeremy Welter
Name: Jeremy Welter
Title: CEO

REMINGTON:

REMINGTON LODGING & HOSPITALITY, LLC, a Delaware limited liability company

By:	/s/ Sloan Dean
Name: Sloan Dean
Title: CEO

PREMIER:

PREMIER PROJECT MANAGEMENT, LLC, a Maryland limited liability company

By:	/s/ Hector Sanchez
Name: Hector Sanchez
Title: CEO

LISMORE:

LISMORE CAPITAL II LLC, a Delaware limited liability company

By:	/s/ Deric Eubanks
Name: Deric Eubanks
Title: President

AGENT:

OAKTREE FUND ADMINISTRATION, LLC, a Delaware limited liability company

By: Oaktree Capital Management, L.P., its Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Vice President

By:	/s/ Brian Price
Name: Brian Price
Title: Senior Vice President